CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1(No. 1) dated January 11, 2013 of Panther Motor Group Inc. of our report dated February 15, 2012 relating to our audits of the consolidated financial statements of Panther Motor Group Inc. and subsidiaries as of and for the years ended December 31, 2011 and 2010.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Lake & Associates, CPA’s LLC Lake &

Associates, CPA’s LLC

Schaumburg, Illinois

January 11, 2013